Exhibit 25


                           POWER OF ATTORNEY


             Each officer or director whose signature appears below hereby appoints William S. Creekmuir his true and lawful attorney-in-fact to sign on his behalf, as an individual and in the capacity stated below, any amendment or post-effective amendment to this Registration Statement which said attorney-in-fact may deem appropriate or necessary.



            Signature                 Title                Date

    Richard R. Allen           Chairman of the      April 29, 1994
                               Board,
                               Chief Executive
                               Officer
                               and President
    William B. Cash            Director             April 29, 1994

    James H. Corrigan, Jr.     Director             April 29, 1994

    O. William Fenn, Jr.       Director             April 29, 1994

    Gerald R. Grubbs           Vice Chairman        April 29, 1994
                               and Director

    Don A. Hunziker            Director             April 29, 1994

    Dr. Thomas F. Keller       Director             April 29, 1994

    Fred L. Schuermann, Jr.    Executive Vice       April 29, 1994
                               President and Director

    William S. Creekmuir       Senior Vice          April 29, 1994
                               President,
                               Secretary,
                               Treasurer and Chief
                               Financial Officer
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    Daryl B. Adams             Vice President,      April 29, 1994
                               Corporate
                               Controller and
                               Chief Accounting
                               Officer